Exhibit 99.1

The Bon-Ton Stores, Inc. Announces October Sales

Company Comments on Fiscal 2011 Guidance

YORK, Pa.--(BUSINESS WIRE)--November 3, 2011--The Bon-Ton Stores, Inc. (NASDAQ: BONT) today announced comparable store sales for the four weeks ended October 29, 2011 decreased 10.2%. Total sales decreased 10.4% to $192.0 million for the four weeks compared with $214.2 million for the prior year period.

For the third quarter of fiscal 2011, comparable stores sales decreased 5.9%. Total sales for the thirteen weeks ended October 29, 2011 decreased 6.3% to $656.1 million compared with $700.5 million for the prior year period.

Year-to-date comparable store sales through October 29, 2011 decreased 3.0%. Year-to-date total sales through October 29, 2011 decreased 3.5% to $1,901.4 million compared with $1,970.5 million for the prior year period.

Tony Buccina, Vice Chairman, President - Merchandising, commented, “We are clearly disappointed with our October sales results. We attribute the weak performance to changes we made in our advertising calendar, which did not drive the results we expected, continued lackluster customer response to traditional merchandise offerings in ladies’ ready-to-wear and consumer resistance to increased pricing on certain products. On the positive side, strategic initiatives introduced in September, such as pilot stores, expanded shoe departments and assortments, and increased offerings of updated ladies’ merchandise have all yielded results above the Company’s performance.”

Mr. Buccina continued, “We have taken significant action to drive sales in the fourth quarter. Recent merchandise deliveries reflect a greater emphasis on stronger-selling updated goods and we have adjusted our pricing as appropriate to help drive sales. Additionally, all components of our holiday marketing media will feature more aggressive promotions to attract customers during this critical selling season. Moreover, we are entering November with inventory fresher than the prior year period.”

Keith Plowman, Executive Vice President and Chief Financial Officer, stated, “Based on lower than expected sales in the third quarter and a more conservative outlook for the fourth quarter, we are revising our full-year fiscal 2011 guidance to reflect EBITDA (see Note 1) to be $190 million to $210 million, earnings per diluted share to be $(0.65) to $0.25 and cash flow to be $25 million to $40 million (see Note 2). We will provide more detail on our fiscal 2011 outlook in our earnings press release on November 17.”

Mr. Plowman continued, “Our excess borrowing capacity under our credit facility at the end of the third quarter was approximately $380 million. As a reminder, in early 2011, we reduced our revolving credit facility by $50 million, which only impacts October and November borrowing capacity, and paid off our second lien term loan of $75 million, resulting in a planned reduction to our excess borrowing capacity of $125 million.”

Financial results for the third quarter of fiscal 2011 are scheduled to be released Thursday, November 17, 2011. The Company’s quarterly conference call to discuss the financial results will be broadcast live over the Internet on November 17, 2011 at 10:00 am eastern time. To access the call, please visit the investor relations section of the Company’s website at http://investors.bonton.com. An online archive of the broadcast will be available within one hour after the conclusion of the call.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 275 department stores, which includes 11 furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger’s and Younkers nameplates and, in the Detroit, Michigan area, under the Parisian nameplate. The department stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; changes in the terms of the Company’s proprietary credit card program; potential increase in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purpose; the impact of new regulatory requirements including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the Health Care Reform Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

Note 1: As used in this release, EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization, including amortization of lease-related interests, and the loss on extinguishment of debt. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). However, we present EBITDA in this release because we consider it to be an important supplemental measure of our performance and because its is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a company’s ability to service or incur debt. In addition, our management uses EBITDA internally to compare the profitability of our stores. EBITDA is not calculated in the same manner by all companies and, accordingly, is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are prepared in accordance with GAAP. EBITDA is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Note 2: As used in this release, cash flow reflects the forecasted net income (loss), plus deprecation and amortization, amortization of lease-related interests, and non-cash financing expense, less capital expenditures.

CONTACT:
The Bon-Ton Stores, Inc.
Mary Kerr, 717-751-3071
Vice President
Investor & Public Relations
mkerr@bonton.com